Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


						April 27, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Jennison 20/20 Focus Fund.
        File Nos. 333-43491 and 811-08587



On behalf of the Jennison 20/20 Focus Fund enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.



Very truly yours,
/s/ Grace C. Torres
      Grace C. Torres
      Treasurer and Principal Financial
and Accounting Officer